Exhibit 4.3
LIMITED WAIVER AND FOURTH AMENDMENT TO
DEBTOR IN POSSESSION CREDIT AGREEMENT

                LIMITED WAIVER AND FOURTH AMENDMENT, dated as of September 30, 2003 (the "Amendment"), to the Debtor in Possession Credit Agreement, dated as of December 24, 2002, among United Air Lines, Inc., a Delaware corporation as debtor and debtor in possession ("Borrower"), the Persons named in the Credit Agreement as Credit Parties as debtors and debtors in possession, Bank One, NA, a national banking association in its capacity as Agent for the Lenders ("Agent"), and the Persons signatory to the Credit Agreement from time to time as Lenders.

W I T N E S S ETH:

        WHEREAS, Borrower, Credit Parties, Agent and Lenders have entered into that certain Debtor in Possession Credit Agreement, dated as of December 24, 2002 (as amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"), and to certain other documents executed in connection with the Credit Agreement; and

        WHEREAS, the Borrower and the other Credit Parties have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended as set forth herein subject to and upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.     Definitions. All terms used but not defined herein shall have the same meanings assigned to them in the Credit Agreement.

        2.     Limited Waiver.

                 (a)     Agent and Lenders hereby waive any Default or Unmatured Default under Sections 7.3(a), 7.3(b), 7.5, 7.13, 7.14 and 7.18 of the Credit Agreement to the extent and solely to the extent arising from Borrower's failure to comply with (i) Sections 6.14, 6.15 and 6.24(xi) of the Credit Agreement, (ii) Sections 6(a)(ii), 6(c)(i), 6(c)(ii), 6(c)(iii), 6(e), 6(f)(x)(i), 6(f)(x)(ii) and 6(f)(x)(iii), 6(g) of that certain Slot, Gate and Route Security and Pledge Agreement dated as of December 24, 2002 made by Borrower to Agent and (iii) the terms of the Additional DIP Credit Agreement, in each case solely as a result of: (A) the permanent transfer by the Borrower to British Airways PLC ("BA") of the four year round Primary Foreign Slots identified on Schedule I hereto (the "Transferred Slots") in two phases, the first transaction to be consummated on or about October 7, 2003 (the "First Transfer") and the second transaction to be consummated on or about November 8, 2003 (the "Second Transfer"; collectively, with the First Transfer, the "Slot Transfers"), in exchange for the slots described on Schedule I ("New Slots") and cash payments of no less than $23 million in the aggregate and (B) the Borrower's return of the New Slots to the slot coordinator for London Heathrow Airport.

                (b)     This limited waiver shall be limited precisely as written and shall not be deemed or otherwise construed to (i) constitute a waiver of any other Unmatured Default or Default or (ii) prejudice any right, power or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document (after giving effect to this Amendment).

        3.     Amendment.

                 (a)     Article I of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

                "Exchanged  Slots" means the following four year round Primary Foreign Slots located at London Heathrow Airport:

Winter
Flt #	Time	Seats	Equip.	M	T	W	T	F	S	S
UA956 (Arr)	0650	258	B777-200	1	1	1	1	1	1	1
UA976 (Arr)	2005	258	B777-200	1	1	1	1	1	1	1
UA958 (Dep)	0830	193	B767-300	1	1	1	1	1	1	1
UA999 (Dep)	0915	258	B777-200	1	1	1	1	1	1	1
Summer
UA906 (Arr)	0730	258	B777-200	1	1	1	1	1	1	1
UA949 (Arr)	1005	193	B767-300	1	1	1	1	1	1	1
UA958 (Dep)	0840	193	B767-300	1	1	1	1	1	1	1
UA955 (Dep)	0900	258	B777-200	1	1	1	1	1	1	1

                "Slot Coordinator" means the slot coordinator at London Heathrow Airport."

                "Slot Transactions" means the transfer by the Borrower of the Exchanged Slots to British Airways PLC in two phases, the first transaction to be consummated on or about October 7, 2003 and the second transaction to be consummated on or about November 8, 2003 in exchange for Transaction Replacement Slots and cash payments of no less than $23 million in the aggregate."

                "Transaction Replacement Slots" means the following four Foreign Slots:

Winter
Flight #	Time	M	T	W	Th	F	S	S
BA 360Z (Dep)	2315	1	1	1	1	1	1	1
BA 846Z (Dep)	2315	1	1	1	1	1	1	1
BA 106Z (Arr)	2300	1	1	1	1	1	1	1
BA 1315Z (Arr)	2300	1	1	1	1	1	1	1

                Plus, as it is customary business practice to permanently transfer the pairs of slots for each season together so the transferee is guaranteed the opportunity to operate year round,  in exchange for the identified Exchanged Slots, the transferee will transfer slots to the Borrower which it has proposed to the satisfaction of the Borrower.  The Second Exchange will not be identified until the time of exchange.

                (b)     Section 6.14 of the Credit Agreement is hereby amended to (i) insert the phrase "Except with respect to the Exchanged Slots," immediately before the phrase "The Borrower shall" in the first line thereof and (ii) delete the word "The" immediately preceding the word "Borrower" in the first line and insert "the" in place thereof.

                (c)     Section 6.15 of the Credit Agreement is hereby amended to (i) insert the phrase "Except, upon their return to the Slot Coordinator, with respect to the Transaction Replacement Slots," immediately before the phrase "The Borrower and each Credit Party shall" in the first line thereof and (ii) delete the word "The" immediately preceding the word "Borrower" in the first line and insert "the" in place thereof.

                (d)     Section 6.24 of the Credit Agreement is hereby amended to (i) delete the "and" immediately preceding the "(xiii)" in the last line thereof and (ii) insert the following immediately preceding the final "." in the last line thereof: "; and (xix) the disposition of the Exchanged Slots pursuant to the Slot Transactions and the possible return of the Transaction Replacement Slots to the Slot Coordinator".

                (e)     Schedule 1.1(a) is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

        4.    Further Agreements.

                (a)     The Borrower and the Lenders also agree that (i) the Borrower is authorized to transfer the Transferred Slots to be transferred to British Airways PLC ("BA") pursuant to the Slot Transfers free and clear of the Liens created by the Loan Documents, (ii) upon the closing of each transfer of Transferred Slots transferred to BA pursuant to the Slot Transfers and simultaneously with such closing, all Liens created by the Loan Documents on the Transferred Slots so transferred shall be deemed released and (iii) the Agent is hereby authorized to, and shall, execute such documents and take such further action as may be reasonably requested by BA from time to time to effect and evidence the releases described in clause (ii) above.

                (b)     Notwithstanding anything in this Amendment to the contrary, the Borrower and each of the Lenders covenant and agree that if BA is required to return to the Borrower any of the Transferred Slots for which BA has made a payment (such Transferred Slots required to be returned being referred to herein as the "Returned Slots"), then the status quo as of the date of this Amendment with respect to the Returned Slots shall be restored, and to that effect, (x) the Borrower shall be obligated to return to BA the purchase price paid by BA for such Returned Slots pursuant to the Slot Transfers (it being expressly recognized that neither the Agent nor any of the Lenders shall have any responsibility with respect to such return of the purchase price) and (y) the Returned Slots shall again be subject to the Liens created by the Loan Documents.

                (c)     The Borrower and the Lenders agree that BA is a third-party beneficiary of this Amendment and shall be entitled to enforce the agreements of the Borrower and the Lenders contained in this Amendment as the same affect or relate to BA to the same extent as if BA was a party hereto.

                (d)     On the respective dates of the First Transfer and the Second Transfer, BA, the transferee of the Transferred Slots, will deposit 100% of the amounts owed to the Borrower with respect to the Slot Transfers consummated on that date into an escrow account (the "Escrow") under the control of a third party pursuant to an escrow agreement (the "Escrow Agreement") among BA, the Borrower and the escrow agent thereunder that is reasonably satisfactory to the Agent. Upon the release to the Borrower of the net proceeds of the Slot Transfers (which amount will exclude any User Payments (as hereinafter defined)), if any, permitted to be withdrawn from the Escrow by the Borrower under certain circumstances in respect of BA's use of the Transferred Slots pursuant to the terms of the slot exchange agreement described in paragraph (e)(iii) below) held pursuant to the Escrow at any time when any Loans remain outstanding under the Credit Agreement, 100% of such released funds shall be used to prepay the Loans in accordance with Section 2.13(e) of the Additional DIP Credit Agreement that is applicable to the proceeds of permitted asset dispositions; it being understood that the Borrower's rights to receive the funds maintained in the escrow account pursuant to the Escrow are subject to the second priority Lien granted to the Agent pursuant to the Orders.

                (e)     The Borrower hereby advises the Lenders that the terms of the Escrow Agreement and the slot exchange agreement with BA that the Borrower has agreed to provide are as follows:

                        (i)     the proceeds of the Slot Transfers will be maintained in an escrow account until the earlier of (i) one year from the date of the Second Transfer (unless a legal challenge has been threatened or commenced in relation to any of the Slot Transfers, in which case the proceeds will be retained in the Escrow until the final disposition of such challenge) or (ii) the date (the "Bankruptcy Case Termination Date") upon which the last of each of the following shall have occurred: (x) an order confirming Borrower's Plan of Reorganization is entered and becomes final or, if there is an appeal, such order shall not have been stayed pending appeal; (y) the substantial consummation of such Plan of Reorganization (as defined in section 1101(2) of the Bankruptcy Code); and (z) a reorganized entity shall have been created by the Borrower's plan of reorganization and such entity shall have succeeded to the Borrower's business and operations pursuant thereto; but, for the avoidance of doubt, the term Bankruptcy Case Termination Date shall not include a liquidating plan pursuant to Chapter 7 or 11 of the Bankruptcy Code;

                        (ii)     prior to the release of the funds from the escrow account, the following conditions also must be satisfied: (i) each of Borrower and each reorganized entity operating Borrower's business or formed pursuant to a Chapter 11 Plan of Reorganization has, on the Bankruptcy Case Termination Date, agreed in writing to be bound by Borrower's obligations under the slot exchange agreement with BA, and (ii) none of (x) Borrower, the debtors or any of their affiliates; (y) any creditor committee in Borrower's Chapter 11 Cases; nor (z) any trustee, examiner, liquidator or other similar representative appointed or approved by the Bankruptcy Court in Borrower's Chapter 11 Cases has commenced or joined in the prosecution or assertion of any challenge;

                        (iii)     in the event that funds remain in the Escrow for more than one year after the date of the Second Transfer as a result of a challenge to the Slot Transfers, the Borrower shall be permitted to withdraw from the Escrow a "user payment" in respect of BA's use of (i) the winter slots during each winter season commencing with the winter season 2004-2005 and (ii) the summer slots during each summer season commencing with the summer season 2004 (such amounts being referred to herein as "User Payments"), provided that (x) if BA is thereafter required to return to the Borrower any Transferred Slots or Equivalent Slots (as hereinafter defined), the Borrower will be entitled to retain any User Payments relating to such Transferred Slots and the remaining purchase price for such Transferred Slots (less such User Payments) will be repaid to BA from the Escrow and (y) if the Borrower thereafter becomes entitled to receive the purchase price for the Transferred Slots from the Escrow, the Borrower will be entitled to receive only the portion of the purchase price for such Transferred Slots remaining after deducting the amount of any User Payments previously withdrawn from the Escrow by the Borrower in respect of such Transferred Slots;

                        (iv)     if any portion of the Slot Transfers is rescinded, (i) the funds held in the Escrow with respect to the specific Slot Transfer rescinded will be returned to BA less any User Payments described in paragraph (iii) above (or, if such rescission occurs after such funds have been released to the Borrower, BA will be entitled to receive a refund of the amount of such proceeds from the Borrower (less any User Payments described in paragraph (iii) above), it being expressly recognized that neither the Agent nor any of the Lenders shall have any responsibility with respect to such refund) and (ii) (x) the Transferred Slots with respect to the specific Slot Transaction rescinded or (y) slots (the "Equivalent Slots") which meet the following criteria: (a) they are of the same type (i.e., arrival or departure) as the Transferred Slots; (b) they fall on the same days of operation as the Transferred Slots; (c) they are no more than ten (10) minutes before or after the Transferred Slots; and (d) they fall within the same half hour segment, where each hour is divided into two half hour segments, as the Transferred Slots, will be returned to the Borrower; and

                        (v)     the Borrower will be entitled to receive interest on the amounts held in the Escrow, which amounts will be paid to the Borrower from time to time as provided in the Escrow Agreement.

                (f)     By their execution and delivery hereof, the Lenders hereby agree to the waivers and amendments requested herein, subject to the creation of the Escrow and the Borrower agreeing to make the prepayments described in Section 4(d) hereof.

        5.    Conditions to Effectiveness.  This Amendment shall not become effective until the date (the "Effective Date") on which (a) this Amendment shall have been executed by the Borrower, the other Credit Parties and the Required Lenders, and the Agent shall have received evidence satisfactory to it of such execution and (b) the Borrower shall have entered into an amendment containing similar provisions with respect to the Additional DIP Credit Agreement.

        6.    Ratification.  The Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

        7.    Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 9.6 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

        8.    References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

        9.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

        10.    Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Executive Vice President and
              Chief Financial Officer

CREDIT PARTY:

UAL CORPORATION

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Executive Vice President and
              Chief Financial Officer

CREDIT PARTY:

UAL LOYALTY SERVICES, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

UAL COMPANY SERVICES, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President and Treasurer

CREDIT PARTY:

CONFETTI, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

MILEAGE PLUS HOLDINGS, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

MILEAGE PLUS MARKETING, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

MYPOINTS.COM, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

CYBERGOLD, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

ITARGET.COM, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

MYPOINTS OFFLINE SERVICES, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

UAL BENEFITS MANAGEMENT, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

UNITED BIZ JET HOLDINGS, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

BIZJET CHARTER, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

BIZJET FRACTIONAL, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

BIZJET SERVICES, INC.

By:  /s/  Steven M. Rasher
      Name: Steven M. Rasher
      Title: Sr. Vice President
              General Counsel and Secretary

CREDIT PARTY:

KION LEASING, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

PREMIER MEETING AND TRAVEL SERVICES,
INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President and Treasurer

CREDIT PARTY:

UNITED AVIATION FUELS CORPORATION

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President

CREDIT PARTY:

UNITED COGEN, INC.

By:  /s/  Paul R. Lovejoy
      Name: Paul R. Lovejoy
      Title: Vice President & Secretary

CREDIT PARTY:

MILEAGE PLUS, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President

CREDIT PARTY:

UNITED GHS, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President and Secretary

CREDIT PARTY:

UNITED WORLDWIDE CORPORATION

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

UNITED VACATIONS, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: Vice President

CREDIT PARTY:

FOUR STAR LEASING, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

AIR WIS SERVICES, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

AIR WISCONSIN, INC.

By:  /s/  Frederic F. Brace
      Name: Frederic F. Brace
      Title: President

CREDIT PARTY:

DOMICLE MANAGEMENT SERVICES, INC.

By:  /s/  Paul R. Lovejoy
      Name: Paul R. Lovejoy
      Title: Vice President and Secretary

LENDERS:

BANK ONE, NA

By:  /s/  Patrick J. Fravel
      Name: Patrick J. Fravel
      Title: Associate Director